Exhibit 1.1

ORANGE HOSPITALITY, INC.

1775 BROADWAY, SUITE 604

NEW YORK, NEW YORK, 10019

Common Shares

Agency Agreement

May 27, 2004

Bergen Capital Incorporated

Heights Plaza

777 Terrace Avenue, 3rd Floor

Hasbrouck Heights, NJ 07604

Dear Sirs:

Orange Hospitality, Inc., a Maryland corporation (the “Company”), is a corporation that will elect to qualify as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended ( the “Code”). Subject to the terms and conditions stated herein, the Company proposes to engage Bergen Capital Incorporated as its managing dealer (the “Agent”) to solicit offers to buy and obtain purchasers for shares of common stock, $.01 par value, of the Company (“Shares”) in a public offering for a minimum of $20,000,000 up to a maximum of $350,000,000 (the “Offering”). The Shares will be registered for sale to the public under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder by the Securities and Exchange Commission (the “Commission”), on SEC Form S-11, but will not be listed for post-issuance trading on any exchange or included for quotation on any of the Nasdaq markets. The net proceeds of the Offering will be employed by us primarily for the purposes of acquiring hotel properties, including extended-stay, limited service hotels and other hotels, and to repay up to $350,000 of funds loaned to the Company by Brad Honigfeld. This will confirm our agreement respecting your engagement as agent to solicit offers to buy and obtain purchasers for the Shares on a “best efforts” basis.

1 Representations and Warranties.

(a) The Company represents and warrants to, and agrees with, the Agent with effect from the date hereof, that:

(i) The Company will file a registration statement on Form S-11 with the Commission, and as a part thereof a preliminary prospectus, with respect to the registration of the Shares under the Act; any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424 of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the registration statement, as amended at the time it becomes effective under the Act, and the prospectus filed as a part thereof pursuant to Rule 424(b) of the Act are hereinafter called the “Registration Statement” and “Prospectus,” respectively; except that (A) if the Company files a post-effective amendment to the registration statement, then the term “Registration Statement” shall refer to the registration statement as amended by such post-effective amendment thereto and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission, and (B) if the prospectus, including any sticker supplement thereto not theretofore consolidated into a post-effective amendment, filed by the Company pursuant to either Rule 424(b) or (c) of the rules and regulations of the Commission under the Act (the “Regulations”), shall differ from the prospectus on file at the time the Registration Statement or any post-effective amendment thereto shall have become effective, the term “Prospectus” shall refer to the prospectus, including any such sticker supplement, filed pursuant to either Rule 424(b) or (c), as the case may be, from and after the date on which it shall have been filed. The Company will not file any registration statement for Shares or any amendment to the registration statement or any amendment or supplement to the Prospectus to which you shall reasonably object in writing or which shall be reasonably disapproved by your counsel;

(ii) Each Preliminary Prospectus, at the time of filing thereof, will conform in all material respects to the requirements of the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by you, and relating to you, expressly for use therein;

(iii) The Registration Statement and the Prospectus, when effective or filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Act and the Regulations and will not as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date and as of each Closing Date (as defined below) as to the Prospectus and any amendment or supplement thereto contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to the Company by you, and relating to you, expressly for use therein;

(iv) The Shares to be issued and sold by the Company pursuant to this Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the Shares contained in the Prospectus;

(v) The Company has the corporate power to enter into this Agreement, and the issue and sale of the Shares by the Company and the performance of this Agreement and the consummation by the Company of the transactions herein contemplated will not result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the distribution of the Shares by the Agent;

(vi) This Agreement has been duly authorized executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable laws;

(vii) PricewaterhouseCoopers LLP, which shall audit the financial statements of the Company, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(viii) The Company is not in violation of its Articles of Incorporation, By-laws or other organizational documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(ix) There are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is the subject, which, individually or in the aggregate, would have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company and, to the best of the knowledge of the Company’s management, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others;

(x) The Company is not and will not be an “investment company,” or under the control of an investment company as defined in the Investment Company Act of 1940, as amended;

(xi) No person has been engaged by the Company to act as a finder or investment adviser in connection with the transactions contemplated herein;

(xii) None of the Company’s officers, directors or shareholders is a member of the National Association of Securities Dealers, Inc. (“NASD”), an affiliate or an associated person of a member of the NASD;

(xiii) The Company has not promised or represented to any person that any Shares will be directed or otherwise made available to them in connection with the proposed offering; and

(xiv) Any certificate signed by any officer of the Company and delivered to you in connection with the Offering shall be deemed a representation and warranty by the Company to you, as to matters covered thereby.

(b) As a condition to the issuance by you to the Commission of your consent to the declaration of effectiveness of the Registration Statement, the Company shall represent and warrant to, and agree with, the Agent with effect from the date upon which the Registration Statement shall be declared effective (the “SEC Effective Date”), that:

(i) There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement which will not have been so filed;

(ii) The Company and each of its subsidiaries has been duly incorporated or organized, is validly existing, and if a corporation is in good standing, under the laws of its state of organization, with power and authority (corporate or other) to own its properties and conduct its business, and has been duly qualified as a foreign entity for the transaction of business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on the respective company;

(iii) The Company and each of its subsidiaries possesses all material licenses, permits, authorizations, consents and orders required for the contemplated method of operation of its business;

(iv) The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Prospectus; there are no preemptive or other rights to subscribe for or to purchase any shares of capital stock of the Company or of any of its subsidiaries; except as will be described in the Prospectus, there are no warrants or options to purchase any shares of capital stock of the Company or of any of its subsidiaries; and neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement will give rise to any rights for or relating to the registration of any shares of the capital stock of the Company;

(v) The financial statements of the Company, together with related notes, as set forth in the Registration Statement and the Prospectus, present fairly the consolidated financial position and results of operations of the Company as of and for the periods ended on the indicated dates in accordance with generally accepted accounting principles in the United States of America (“GAAP”);

(vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has experienced any material adverse change or any development involving a prospective material adverse change in the general affairs, prospects, management, financial position, properties or results of operations of the Company or any of its subsidiaries, otherwise than as set forth in the Prospectus; and neither the Company nor any of its subsidiaries have entered into any material transactions other than as described in the Prospectus; and the capitalization, indebtedness, properties, material liabilities and business of the Company and its subsidiaries conform to the descriptions thereof contained in the Prospectus;

(vii) Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(viii) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject, which, individually or in the aggregate, would have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company or any of its subsidiaries and, to the best of their knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others;

(ix) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder. The contemplated method of operation of the Company’s business as described in the Prospectus will allow the Company to satisfy the operational requirements for qualification as a real estate investment trust under such Sections and such rules and regulations;

(x) The Company has disclosed in the Prospectus all potential conflicts of interest involving the officers, directors, principal shareholders, and/or employees of the Company and any of its subsidiaries required to be disclosed therein or the omission of which would render the Prospectus materially misleading.

2. Offering and Sale of Shares—Closing Dates.

(a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Agent is hereby appointed the selling agent of the Company during the term herein specified (the “Offering Period”) for the purpose of finding subscribers for the Shares for the account and risk of the Company through a public offering beginning on the SEC Effective Date. Your agency hereunder, which is subject to the conditions of Section 6 hereof, shall continue as long as Shares are being offered through the Registration Statement, but not to exceed 30 months after the Effective Date. However, your agency may be terminated by the Company if you cease to be a member in good standing of the NASD or if you become subject to an order or other action of or by the Commission or other securities authority substantially restricting or impairing your ability to offer and sell the Shares under this Agreement, or if there is a material default by you under this Agreement which is not promptly cured within a reasonable time after the Company notifies you in writing of the default. Subject to the performance by the Company of all of its obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, the Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its best efforts during the Offering Period to find subscribers for the Shares at the current public offering price (each subscriber being required to invest at least $5,000, except for IRAs and Keogh and Pension Plans which shall be required to invest at least $2,000). The time for each issuance of and payment for Shares is herein referred to as a “Closing Date.” The initial Closing Date shall take place promptly after subscribers have been obtained for $20 million of Shares (the “Initial Closing Date”). The offering shall terminate if the Initial Closing Date has not occurred on or before the first anniversary date of the SEC Effective Date.

(b) All subscription payments for the Shares shall be deposited into an escrow account maintained by a bank mutually satisfactory to you and us.

(c) If less than all the Shares shall have been subscribed and paid for at the Initial Closing Date, then, at periodic intervals to be mutually agreed upon by you and the Company during the Offering Period, there shall be subsequent closings for the payment to the Company of the purchase price of additional Shares sold by you (“Subsequent Closing Date(s)”) as described in Section 2 (d).

(d) Subsequent closing(s) will take place at such time(s), date(s) and place(s) as determined by the Company, with the concurrence of the Agent. Shares will be issued to subscribers and compensation will be paid to the Agent at each Closing Date.

(e) Subscriptions for Shares may be solicited by certain dealers selected by you or by any co-managing agent that the Company may appoint pursuant to Section 2 (h) hereof subject, in each case, to the Company’s approval of such selections which shall not be unreasonably withheld or delayed (the “Selected Dealers”). Each such Selected Dealer shall be a member in good standing of the NASD.

(f) As compensation for your services under this Agreement, you will be paid in immediately available funds, on each Closing Date, a commission equal to 7.5% of the public offering price for each Share subscribed and paid for at each Closing Date which was sold by you or a Selected Dealer engaged by you. In addition, you will be paid in immediately available funds, on each Closing Date, a non-accountable marketing expense allowance equal to 1.5% of the public offering price for each Share subscribed and paid for on the applicable Closing Date which was sold by you or a Selected Dealer engaged by you. You also will be paid in immediately available funds a commission and a non-accountable marketing expense allowance in the amounts set forth above each time the Company issues Shares under the reinvestment plan covered by the Registration Statement to purchasers obtained by you or a Selected Dealer engaged by you.

(g) Neither the Company, nor the Agent or any Selected Dealer participating in the Offering shall, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchase of Shares; provided, however, that normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Shares shall not be prohibited hereby.

(h) The Company shall have the right to appoint up to three additional broker-dealers to serve as co-managing agents of the Offering. Such appointments shall be made pursuant to agency agreements that the Company shall negotiate with each of such additional managing agents. The Company represents and warrants that the commissions and marketing expense allowances payable pursuant to such other agency agreements shall not be greater than the commissions and marketing expense allowance to be paid to you under this Agreement.

3. The Company agrees that:

(a) All corporate proceedings undertaken by the Company and other legal matters which relate to the Offering and other related transactions shall be reasonably satisfactory in all material respects to you and your counsel;

(b) Subject to subsection (i), the Company will use its best efforts to file with the Commission and cause the Registration Statement to become effective and will notify you immediately and confirm in writing (i) when the Registration Statement and any amendments thereto shall have been filed or become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the Commission or any state securities authority for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or which requires the making of a change in the Registration Statement or the Prospectus, in order to make any material statement therein not misleading; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for such purpose; and the Company will use its best efforts to prevent the issuance by the Commission or any governmental agency pursuant to the securities laws of any jurisdiction of any stop order and, if such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment;

(c) It will, promptly from time to time, take such actions at the Company’s expense as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales of Shares therein in such jurisdictions for so long as may be necessary to complete the distribution of the Shares, including making all necessary filings and paying all required filing fees, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. Without limiting the foregoing, the Company will, and will cause its officers, directors and promoters to comply with the applicable Blue-Sky escrow requirements, including those pertaining to the escrow of all subscription payments for the Shares, provided such escrow shall be in no event extend beyond a period of 30 months.

(d) The Company will deliver to you, as soon as available, a copy of the Registration Statement as originally filed and each amendment thereto (including exhibits);

(e) The Company will deliver promptly to you, as soon as the Registration Statement becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented), as you may reasonably request; and the Company consents to the use of the Prospectus and any amendments or supplements thereto by you and by any Selected Dealers for the purposes contemplated by the Act and this Agreement;

(f) During the period when the Prospectus is required to be delivered under the Act, the Company will comply, so far as it is able and at the Company’s expense, with all requirements imposed upon it by the Act, as now and as hereafter amended, so far as necessary to permit the continuation of sales of the Shares during such period in accordance with the provisions of this Agreement and of the Prospectus;

(g) If any event relating to or affecting the Company shall occur as a result of which it is necessary, in the opinion of your counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a subscriber, subject to subsection (i), the Company will forthwith prepare and furnish to you, without expense to you, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance reasonably satisfactory to your counsel) which will amend or supplement the Prospectus so that, as amended or supplemented, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a subscriber, not misleading. For the purposes of this subsection, the Company will furnish such information with respect to the Company, any Company subsidiaries and any Company properties as you may from time to time reasonably request;

(h) After the Initial Closing Date, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including consolidated financial statements of the Company prepared in accordance with GAAP, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Initial Closing Date), summary financial information of the Company for such quarter in reasonable detail;

(i) During a period of five years from the Initial Closing Date, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to securityholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business, financial condition and results of operations of the Company as you may from time to time reasonably request;

(j) The Company, will not, at any time before or after the Registration Statement becomes effective, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus to which you shall reasonably object in writing or which shall be reasonably disapproved by your counsel promptly after notice thereof; will deliver to you, from time to time, all supplemental sales materials (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by the Company in connection with the Offering of Shares, prior to the use or delivery to third parties of such material, and it will not use or deliver any such material to which you shall object or which shall be disapproved by your counsel;

(k) Subsequent to the date of this Agreement and through each Closing Date, except as described, contemplated or permitted in the Registration Statement, the Company will not take any action (or refrain from taking any action) that will result in the Company incurring any material liability or obligation, direct or contingent, or enter into any material transaction not in the ordinary course of business, and there will not be any material change in the capital stock, long-term debt, notes payable or short-term borrowings of the Company or any issuance of options, warrants or rights to purchase capital stock of the Company, or any declaration or payment or commitment to pay or anticipated payment of any dividend or other distribution on the capital stock of the Company, except as contemplated in the Prospectus, which has resulted in or reasonably could be expected to result in a material adverse change in the business, financial position or results of operations of the Company, taken as a whole; and

(l) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Securities Exchange Act of 1934 and the Sarbanes Oxley Act of 2002, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations.

4. Expenses.

(a) The Company covenants and agrees with you that, except as otherwise agreed by you and the Company, the Company will pay the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act, the qualification of the Shares under Blue Sky laws and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof; (ii) all filing fees, including NASD filing fees; (iii) the cost of printing or producing this Agreement, any Blue Sky Surveys, all sales material and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) the cost of preparing stock certificates, if any; (v) the costs or expenses of any depositary, escrow agent, transfer agent or registrar; (vi) all travel, lodging and other expenses incurred by the Company for advertising, publicity and selling materials used in connection therewith; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided elsewhere herein, you will pay all of your own costs and expenses, including the fees of your counsel and any advertising expenses incurred by you in making offers and sales of the Shares.

(b) If the sale of the Shares provided for herein is not consummated because any condition to your obligations set forth in Section 6 hereof (other than subsection (d) thereof) is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by you, the Company will reimburse you on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that you have incurred in connection with the proposed sale, provided that the fees of the Agent’s counsel shall not exceed $35,000.

5. Covenants of Agent. Insofar as the distribution of the Offering is within your control and not the Company’s, you agree that the distribution of the Offering will comply with the terms of the Prospectus, the Act, the Securities Exchange Act of 1934 and the securities laws (including applicable suitability standards, if any) of all jurisdictions in which you offer the Shares or whose laws are applicable to your offering of the Shares, and all rules promulgated under such acts and laws, and all applicable rules of the NASD. You agree to make all required filings with the NASD. You agree to provide, from time to time as requested by the Company, written certificates of compliance by you with the terms of this Agreement.

6. Conditions to Closing. Your obligations hereunder shall be subject, in your discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the SEC Effective Date and each Closing Date, true and correct in all material respects, and the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Registration Statement shall have become effective under the Act;

(b) If required by law, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Regulations and in accordance with Section 1 (a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(c) (i) The Company (including its subsidiaries) shall not have sustained since the date of the latest audited financial statement included in the Prospectus, any loss or interference with its business, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company as a whole or any change, or any development involving a prospective change, in or affecting the general affairs, prospects, management, financial position, shareholders’ equity or results of operations of the Company (including its subsidiaries) otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being issued at such Closing Date on the terms and in the manner contemplated by the Prospectus;

(d) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; (iii) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis if the effect of any such event specified in this clause in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being issued at such Closing Date on the terms and in the manner contemplated in the Prospectus; or (iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your reasonable judgment makes it inadvisable to proceed with the sale of the Shares through you; and

(e) If requested by you, the Company shall have furnished or caused to be furnished to you at such Closing Date certificates of officers of the Company satisfactory to you as to the accuracy in all material respects of the representations and warranties of the Company, herein at and as of such Closing Date and as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, together with an opinion of counsel to the Company and a comfort letter from the Company’s independent accountants customary for transactions of this type, and such other information and documents as you may reasonably request.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless you, any co-managing agent and each Selected Dealer against any losses, claims, damages or liabilities, joint or several, to which you, any co-managing agent and such Selected Dealer may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto (including any sales literature furnished to you by the Company), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any misrepresentation or breach of warranty or any alleged misrepresentation or breach of warranty set forth in this Agreement, or arise out of or are based upon the failure of the Company to comply with this Agreement; and will reimburse you, any co-managing agent and each Selected Dealer for any legal or other expenses reasonably incurred by you, any co-managing agent and such Selected Dealer in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by you, any co-managing agent or any Selected Dealer, relating to you, any co-managing agent or such Selected Dealer, expressly for use therein; and provided further that as to any Preliminary Prospectus, this agreement to indemnify and hold harmless shall not inure to the benefit of you, any co-managing agent or any Selected Dealer if such person failed to give or send a copy of the Prospectus, as the same may be amended or supplemented, to an investor within the time required by the Act and Regulations, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus or any supplement or amendment thereto.

(b) You will indemnify and hold harmless the Company (which term shall be deemed to include its subsidiaries) against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of a failure by you to comply with any covenants contained in this Agreement, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by you relating to you expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof, other than reasonable costs of investigation, unless the indemnified party shall have reasonably determined that a potential conflict of interest exists because of differing defenses available to the indemnifying party and the indemnified party, in which case the indemnified party shall be entitled to separate counsel. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you, any co-managing agent, or a Selected Dealer on the other from the Offering; provided, however, that in no case shall you, any co-managing agent or any Selected Dealer be responsible for any amount in excess of the compensation received by such person for selling Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Company, on the one hand and you, any co-managing agent or a Selected Dealer on the other in connection with the statements or omissions which resulted in such losses, claims, and damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and you, any co-managing agent or a Selected Dealer on the other shall be deemed to be in the same proportion as the total proceeds from the Offering received by the Company bear to the total compensation received by you, any co-managing agent or such Selected Dealer. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand or you or a Selected Dealer on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and you agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer or director of, and each person, if any, who controls, you and any Selected Dealer within the meaning of the Act; and the obligations of you under this Section 7 shall be in addition to any liability which you may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as proposed to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

8. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and you, as set forth in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by you or on behalf of you or any officer, director or controlling person of you or the Company, and shall survive each Closing Date.

8. Effective Date of This Agreement. This Agreement shall become effective (the “Effective Date”) upon the date of your acceptance hereof, as set forth below.

9. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to you shall be sufficient in all respects if delivered by hand or sent by registered or certified mail, or by reputable overnight courier service, to you at the address set forth above, Attention: Charles Gilbride, and if to the Company shall be sufficient in all respects if delivered by hand or sent by registered or certified mail, or by reputable overnight courier service, to the address of the Company as set forth above, Attention: Jeffrey Davidson.

10. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of you and the Company (including its subsidiaries) and to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company (including its subsidiaries) and each person who controls the Company (including its subsidiaries) or you, and their respective heirs, executors, administrators, and successors under or by virtue of this agreement. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

12. Counterparts. This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among you and the Company.

Very truly yours,

By:
Jeffrey Davidson, President and Chief
Executive Officer

Accepted as of the day of May, 2004

BERGEN CAPITAL INCORPORATED, as Managing Dealer

By:
Name:
Title:

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